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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Sun Communities Operating Limited Partnership on Form S-3 (File No. 333-02522 and File No. 333-14595) of our report dated February 12, 2001 relating to the consolidated financial statements and financial statement schedule of Sun Communities Operating Limited Partnership in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Detroit, Michigan
March 27, 2001